Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Pioneer Power Solutions Inc.

Fort Lee, New Jersey

We hereby consent to the incorporation by reference in each Prospectus constituting a part of this Registration Statement of our report dated March 31, 2022, relating to the consolidated financial statements of Pioneer Power Solutions, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

We also consent to the reference to us under the caption “Experts” in each Prospectus.

/s/ BDO USA, P.C.

BDO USA, P.C.

New York, New York

August 30, 2023